Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Strong Fourth Quarter and Full Year 2011 Results

•	Fourth quarter revenue growth was 6 percent, and 10 percent excluding Brazil, which was deconsolidated in the second quarter of 2011.

•	Operating income for the quarter was up 14 percent.

•	Operating margin was 24.7 percent, up 190 basis points from the fourth quarter of 2010.

ATLANTA, February 8, 2012 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended December 31, 2011. The company reported revenue from continuing operations of $509.7 million in the fourth quarter of 2011, a 6 percent increase from the fourth quarter of 2010. On a non-GAAP basis, fourth quarter revenue was up 10 percent, excluding Brazilian operating results due to the deconsolidation of Brazil in the second quarter of 2011.

Fourth quarter diluted EPS from continuing operations attributable to Equifax was $0.60, up 20 percent from the fourth quarter of 2010. On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding a tax benefit and the impact of acquisition-related amortization expense, was $0.68, up 10 percent from the fourth quarter of 2010.

For the full year 2011, revenue from continuing operations was $2.0 billion, a 5 percent increase from 2010. Excluding Brazilian operating results, a non-GAAP measure, full year revenue was up 8 percent. Diluted EPS from continuing operations was $1.87 compared to $1.86 for the full year 2010. On a non-GAAP basis, full year adjusted EPS from continuing operations, which excludes the impact of acquisition-related amortization expense, the loss on the deconsolidation of our Brazilian business and an income tax benefit, was $2.52, up 9 percent from the prior year period. For the full year 2011, we returned $220.4 million of cash to shareholders through dividends and stock repurchases during the year.

"I am very proud of our fourth quarter performance which topped off a year of significant accomplishments including strong execution on our core growth initiatives, which resulted in acceleration of our organic non-mortgage revenue growth. We continue to diversify our served markets and customers through the rapid deployment of many new products. New products have resulted in an expansion of our markets as well as share gains within our current customer base. We are also becoming well positioned for long-term growth in Brazil through our successful partnership with Boa Vista Servicos," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "In 2012, there will be new opportunities that will drive our business performance. You can expect this management team to continue building on its accomplishments to further enhance long term revenue growth and operating margin."

Fourth Quarter 2011 Highlights

•	In addition to the financial highlights noted above, fourth quarter 2011 net income from continuing operations attributable to Equifax was $72.9 million, a 17 percent increase from the prior year. On a non-GAAP basis, adjusted net income from continuing operations, which excludes an income tax benefit and the impact of acquisition-related amortization expense, was $83.0 million, an 8 percent increase from the fourth quarter of 2010.

•	Operating margin from continuing operations was 24.7 percent for the fourth quarter of 2011, up from 22.8 percent in the fourth quarter of 2010.

•	We repurchased 1.9 million of our common shares on the open market for $67.1 million during the fourth quarter of 2011. At December 31, 2011, our remaining authorization for future share repurchases was $112.1 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $215.6 million in the fourth quarter of 2011 compared to $191.2 million in the fourth quarter of 2010, an increase of 13 percent.

•	Online Consumer Information Solutions revenue was $136.5 million, up 17 percent from a year ago.
•	Mortgage Solutions revenue was $33.3 million, up 13 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $45.8 million, up 2 percent when compared to a year ago.

Operating margin for USCIS was 37.5 percent in the fourth quarter of 2011 compared to 36.3 percent in the fourth quarter of 2010.

International

Total revenue was $116.3 million in the fourth quarter of 2011, an 8 percent decrease from the fourth quarter of 2010. On a non-GAAP basis, excluding Brazil, revenue grew 10 percent on a reported basis and 12 percent on a local currency basis.

•	Latin America revenue was $44.5 million, down 26 percent in U.S. dollars from a year ago. On a non-GAAP basis, excluding Brazil, revenue grew 14 percent in local currency and 10 percent in U.S dollars from a year ago.
•	Europe revenue was $41.7 million, up 16 percent in local currency and 15 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $30.1 million, up 4 percent in local currency and 3 percent in U.S. dollars from a year ago.

Operating margin for International was 28.7 percent in the fourth quarter of 2011 compared to 23.6 percent in the fourth quarter of 2010.

2

TALX Workforce Solutions

Total revenue was $105.8 million in the fourth quarter of 2011, a 3 percent increase over the fourth quarter of 2010. TALX Workforce Solutions’ business segments were realigned to reflect how we are now managing the business. Refer to Question #5 in the Common Questions and Answers attached for further information.

•	Verification Services revenue was $54.9 million, up 11 percent when compared to a year ago.
•	Employer Services revenue was $50.9 million, down 4 percent from a year ago.

Operating margin for TALX Workforce Solutions was 23.2 percent in the fourth quarter of 2011 compared to 24.4 percent in the fourth quarter of 2010 and 23.0 percent in the third quarter of 2011.

North America Personal Solutions

Revenue was $45.6 million, a 21 percent increase from the fourth quarter of 2010. Operating margin was 30.5 percent compared to 30.9 percent in the fourth quarter of 2010.

North America Commercial Solutions

Revenue was $26.4 million, up 6 percent in U.S. dollars and in local currency compared to the fourth quarter of 2010. Operating margin was 34.4 percent, compared to 32.3 percent in the fourth quarter of 2010.

First Quarter 2012 Outlook

Based on the current level of domestic and international business activity that we have experienced through the current date and current foreign exchange rates, consolidated revenue from continuing operations for the first quarter of 2012 is expected to be up 9 to 12 percent from the year-ago quarter, excluding Brazil. First quarter 2012 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.64 and $0.67.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, providing businesses of all sizes and consumers with information they can trust. We organize and assimilate data on more than 500 million consumers and 81 million businesses worldwide, and use advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 17 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 9, 2012, at 8:30 a.m. (EST) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

3

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations from Equifax Inc., International, and Latin America revenue. The release also presents net income and diluted EPS from continuing operations attributable to Equifax which excludes an income tax benefit, the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of a new Consumer Financial Protection Bureau with authority to write rules impacting the business of, conduct examinations of, and enforce the laws and regulations it writes against credit reporting companies, and related regulations, federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis; the recent downgrade of U.S. sovereign debt and political concerns over related budgetary matters, exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or governments investigations. Additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2010 under captions “Forward-Looking Statements” and “Item 1A, “Risk Factors”, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

4

  EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$509.7	$482.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	194.2	193.3
Selling, general and administrative expenses	148.6	137.0
Depreciation and amortization	41.2	42.0
Total operating expenses	384.0	372.3
Operating income	125.7	109.7
Interest expense	(13.9)	(13.8)
Other (expense) income, net	1.0	0.3
Consolidated income from continuing operations before income taxes	112.8	96.2
Provision for income taxes	(38.3)	(32.2)
Consolidated income from continuing operations	74.5	64.0
Discontinued operations, net of tax	1.5	-
Consolidated net income	76.0	64.0
Less: Net income attributable to noncontrolling interests	(1.6)	(1.8)
Net income attributable to Equifax	$74.4	$62.2
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$72.9	$62.2
Discontinued operations, net of tax	1.5	-
Net income	$74.4	$62.2
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.61	$0.51
Discontinued operations attributable to Equifax	0.01	-
Net income attributable to Equifax	$0.62	$0.51
Weighted-average shares used in computing basic earnings per share	120.3	123.1
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.60	$0.50
Discontinued operations attributable to Equifax	0.01	-
Net income attributable to Equifax	$0.61	$0.50
Weighted-average shares used in computing diluted earnings per share	122.2	124.9
Dividends per common share	$0.16	$0.16

5

  EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,959.8	$1,859.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	768.5	759.9
Selling, general and administrative expenses	554.8	507.4
Depreciation and amortization	165.5	162.2
Total operating expenses	1,488.8	1,429.5
Operating income	471.0	430.0
Interest expense	(55.1)	(56.1)
Other (expense) income, net	(7.7)	1.3
Consolidated income from continuing operations before income taxes	408.2	375.2
Provision for income taxes	(168.0)	(131.9)
Consolidated income from continuing operations	240.2	243.3
Discontinued operations, net of tax	1.5	31.5
Consolidated net income	241.7	274.8
Less: Net income attributable to noncontrolling interests	(8.8)	(8.1)
Net income attributable to Equifax	$232.9	$266.7
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$231.4	$235.2
Discontinued operations, net of tax	1.5	31.5
Net income	$232.9	$266.7
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.90	$1.89
Discontinued operations attributable to Equifax	0.01	0.25
Net income attributable to Equifax	$1.91	$2.14
Weighted-average shares used in computing basic earnings per share	121.9	124.8
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.87	$1.86
Discontinued operations attributable to Equifax	0.01	0.25
Net income attributable to Equifax	$1.88	$2.11
Weighted-average shares used in computing diluted earnings per share	123.7	126.5
Dividends per common share	$0.64	$0.28

6

  EQUIFAX

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010

(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127.7	$119.4
Trade accounts receivable, net of allowance for doubtful accounts of $5.9 and $7.5 at December 31, 2011 and 2010, respectively	284.4	262.6
Prepaid expenses	24.6	26.1
Other current assets	15.6	25.0
Total current assets	452.3	433.1
Property and equipment:
Capitalized internal-use software and system costs	332.2	315.9
Data processing equipment and furniture	183.1	181.0
Land, buildings and improvements	178.4	169.5
Total property and equipment	693.7	666.4
Less accumulated depreciation and amortization	(400.8)	(368.0)
Total property and equipment, net	292.9	298.4
Goodwill	1,961.2	1,914.7
Indefinite-lived intangible assets	95.6	95.6
Purchased intangible assets, net	550.2	593.9
Other assets, net	156.4	101.8
Total assets	$3,508.6	$3,437.5

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$47.2	$20.7
Accounts payable	27.5	24.6
Accrued expenses	56.3	61.9
Accrued salaries and bonuses	79.2	71.9
Deferred revenue	55.8	58.7
Other current liabilities	96.8	81.7
Total current liabilities	362.8	319.5
Long-term debt	966.0	978.9
Deferred income tax liabilities, net	227.8	248.1
Long-term pension and other postretirement benefit liabilities	176.4	129.0
Other long-term liabilities	53.5	53.6
Total liabilities	1,786.5	1,729.1
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2011 and 2010; Outstanding shares - 119.6 and 122.6 at December 31, 2011 and 2010, respectively	236.6	236.6
Paid-in capital	1,118.0	1,105.8
Retained earnings	2,879.2	2,725.7
Accumulated other comprehensive loss	(391.8)	(344.5)
Treasury stock, at cost, 69.1 shares and 64.6 shares at December 31, 2011 and 2010, respectively	(2,133.7)	(1,991.0)
Stock held by employee benefits trusts, at cost, 0.6 and 2.1 shares at December 31, 2011 and 2010, respectively	(5.9)	(41.2)
Total Equifax shareholders' equity	1,702.4	1,691.4
Noncontrolling interests	19.7	17.0
Total equity	1,722.1	1,708.4
Total liabilities and equity	$3,508.6	$3,437.5

7

  EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2011	2010
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$241.7	$274.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss (gain) on divestitures	26.3	(27.1)
Depreciation and amortization	164.9	167.8
Stock-based compensation expense	24.4	21.8
Excess tax benefits from stock-based compensation plans	(1.2)	(3.5)
Deferred income taxes	3.6	0.1
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(26.6)	(3.6)
Prepaid expenses and other current assets	2.4	6.1
Other assets	15.0	(1.4)
Current liabilities, excluding debt	1.3	(32.4)
Other long-term liabilities, excluding debt	(43.1)	(50.0)
Cash provided by operating activities	408.7	352.6

Investing activities:
Capital expenditures	(75.0)	(99.8)
Acquisitions, net of cash acquired	(127.4)	(82.6)
Proceeds received from divestitures	2.5	181.7
Investment in unconsolidated affiliates, net	(4.2)	1.7
Cash (used in) provided by investing activities	(204.1)	1.0

Financing activities:
Net short-term borrowings (repayments)	24.4	(134.0)
Net repayments under long-term revolving credit facilities	-	(5.0)
Payments on long-term debt	(16.7)	(20.8)
Treasury stock purchases	(142.3)	(167.5)
Dividends paid to Equifax shareholders	(78.1)	(35.2)
Dividends paid to noncontrolling interests	(5.6)	(5.1)
Proceeds from exercise of stock options	23.7	29.3
Excess tax benefits from stock-based compensation plans	1.2	3.5
Other	(2.5)	(0.5)
Cash used in financing activities	(195.9)	(335.3)
Effect of foreign currency exchange rates on cash and cash equivalents	(0.4)	(2.0)
Increase in cash and cash equivalents	8.3	16.3
Cash and cash equivalents, beginning of period	119.4	103.1
Cash and cash equivalents, end of period	$127.7	$119.4

8

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$136.5	$116.8	$19.7	17%
Mortgage Solutions	33.3	29.3	4.0	13%
Consumer Financial Marketing Services	45.8	45.1	0.7	2%
Total U.S. Consumer Information Solutions	215.6	191.2	24.4	13%
Latin America	44.5	60.4	(15.9)	-26%	-23%
Europe	41.7	36.2	5.5	15%	16%
Canada Consumer	30.1	29.3	0.8	3%	4%
Total International	116.3	125.9	(9.6)	-8%	-6%
Verification Services**	54.9	49.3	5.6	11%
Employer Services**	50.9	52.9	(2.0)	-4%
Total TALX Workforce Solutions	105.8	102.2	3.6	3%
North America Personal Solutions	45.6	37.8	7.8	21%
North America Commercial Solutions	26.4	24.9	1.5	6%	6%
Total operating revenue	$509.7	$482.0	$27.7	6%	6%

(in millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$519.8	$485.2	$34.6	7%
Mortgage Solutions	119.5	113.5	6.0	5%
Consumer Financial Marketing Services	153.3	144.3	9.0	6%
Total U.S. Consumer Information Solutions	792.6	743.0	49.6	7%
Latin America	208.8	231.3	(22.5)	-10%	-11%
Europe	158.7	137.6	21.1	15%	11%
Canada Consumer	125.4	113.9	11.5	10%	6%
Total International	492.9	482.8	10.1	2%	-1%
Verification Services**	192.5	183.4	9.1	5%
Employer Services**	211.8	212.2	(0.4)	0%
Total TALX Workforce Solutions	404.3	395.6	8.7	2%
North America Personal Solutions	180.7	157.6	23.1	15%
North America Commercial Solutions	89.3	80.5	8.8	11%	10%
Total operating revenue	$1,959.8	$1,859.5	$100.3	5%	5%

(in millions)	Three Months Ended December 31,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$80.8	37.5%	$69.4	36.3%	$11.4	16%
International	33.5	28.7%	29.7	23.6%	3.8	12%
TALX Workforce Solutions	24.6	23.2%	24.9	24.4%	(0.3)	-1%
North America Personal Solutions	13.9	30.5%	11.7	30.9%	2.2	19%
North America Commercial Solutions	9.1	34.4%	8.0	32.3%	1.1	13%
General Corporate Expense	(36.2)	nm	(34.0)	nm	(2.2)	-6%
Total operating income	$125.7	24.7%	$109.7	22.8%	$16.0	14%

(in millions)	Twelve Months Ended December 31,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$287.3	36.2%	$269.8	36.3%	$17.5	6%
International	132.2	26.8%	119.4	24.7%	12.8	11%
TALX Workforce Solutions	90.7	22.4%	92.1	23.3%	(1.4)	-2%
North America Personal Solutions	54.1	29.9%	44.6	28.3%	9.5	21%
North America Commercial Solutions	23.6	26.5%	19.5	24.2%	4.1	21%
General Corporate Expense	(116.9)	nm	(115.4)	nm	(1.5)	-1%
Total operating income	$471.0	24.0%	$430.0	23.1%	$41.0	10%

nm - not meaningful

* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

** See Question #5 in Common Questions & Answers for the description of the TALX Workforce Solutions reporting structure change.

9

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?
Our effective tax rate from continuing operations was 33.9% for the three months ended December 31, 2011 up from 33.5% for the same period in 2010. While we recognized a $4.2 million cumulative income tax benefit resulting from the recognition of an income tax deduction related to several prior years, the benefit was more than offset by a decrease as compared to 2010 in the amount of benefit recognized from reducing our tax valuation allowance and other immaterial items.

3.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
U.S. Consumer Information Solutions	$11.0	$11.0	$44.1	$41.4
International	6.4	6.7	26.9	25.6
TALX Workforce Solutions	16.8	17.3	66.6	67.9
North America Personal Solutions	1.6	1.4	6.0	5.4
North America Commercial Solutions	1.2	1.6	5.1	6.2
General Corporate Expense	4.2	4.0	16.8	15.7
Total depreciation and amortization	$41.2	$42.0	$165.5	$162.2

4.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(0.3)	-1%	$(0.1)	-1%
Canada Commercial	(0.1)	0%	-	0%
Europe	(0.2)	-1%	(0.1)	-1%
Latin America	(1.9)	-3%	(0.8)	-6%

	Twelve Months Ended December 31, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$5.1	4%	$2.1	4%
Canada Commercial	1.0	1%	0.4	2%
Europe	6.0	4%	1.0	4%
Latin America	4.0	1%	(0.7)	-1%

10

Common Questions & Answers (Unaudited)

(Dollars in millions)

5.	a) What is the new TALX Workforce Solutions structure that is now being reported?

During the fourth quarter of 2011, we changed our TALX Workforce Solutions reporting structure to reflect the way that the business is managed and will continue to be managed going forward. Most of the services previously reported under The Work Number are now reported as Verification Services. Verification Services include all services that enable clients to verify income and employment. Tax and Talent Management Services are now included in Employer Services, along with certain complementary payroll-based transaction services, such as W-2 and I-9 procession services.

b) What was the 2011 and 2010 quarterly revenue of Verification Services and TALX Employer Services?

2011
	Q1	Q2	Q3	Q4
Verification Services	$41.4	$44.4	$51.8	$54.9
Employer Services	58.0	51.9	51.0	50.9
Total TALX Workforce Solutions	$99.4	$96.3	$102.8	$105.8

2010
	Q1	Q2	Q3	Q4
Verification Services	$40.1	$43.7	$50.3	$49.3
Employer Services	55.2	55.3	48.8	52.9
Total TALX Workforce Solutions	$95.3	$99.0	$99.1	$102.2

11

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for an income tax benefit, the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	December 31,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	$72.9	$62.2	$10.7	17%

Income tax benefit (1)	(4.2)	-	(4.2)	nm

Net income from continuing operations attributable to Equifax, adjusted for an income tax benefit	68.7	62.2	6.5	10%

Acquisition-related amortization expense, net of tax	14.3	14.7	(0.4)	-2%

Net income from continuing operations attributable to Equifax, adjusted for an income tax benefit and for acquisition-related amortization expense	$83.0	$76.9	$6.1	8%

Diluted EPS from continuing operations attributable to Equifax, adjusted for an income tax benefit and for acquisition-related amortization expense	$0.68	$0.62	$0.06	10%

Weighted-average shares used in computing diluted EPS	122.2	124.9

	Twelve Months Ended
	December 31,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	$231.4	$235.2	$(3.8)	-2%

Income tax benefit (1)	(4.2)	-	(4.2)	nm

Loss on the deconsolidation of Brazilian business (2)	27.8	-	27.8	nm

Net income from continuing operations attributable to Equifax, adjusted for an income tax benefit and for the loss on the deconsolidation of Brazilian business	$255.0	$235.2	$19.8	8%

Acquisition-related amortization expense, net of tax	57.0	57.2	(0.2)	0%

Net income from continuing operations attributable to Equifax, adjusted for an income tax benefit, loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$312.0	$292.4	$19.6	7%

Diluted EPS from continuing operations attributable to Equifax, adjusted for an income tax benefit, loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$2.52	$2.31	$0.21	9%

Weighted-average shares used in computing diluted EPS	123.7	126.5

nm - not meaningful

(1)	We recorded a $4.2 million income tax benefit during the fourth quarter of 2011 resulting from the recognition of an income tax deduction related to several prior years. See the Notes to this reconciliation for additional detail.
(2)	Loss on the deconsolidation of Brazilian business includes the loss recognized on the merger, net of tax. See the Notes to this reconciliation for additional detail.

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.
	Three Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$509.7	$482.0	$27.7	6%	6%

Brazil revenue (1)	-	(19.8)	19.8

Adjusted operating revenue	$509.7	$462.2	$47.5	10%	11%

	Twelve Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$1,959.8	$1,859.5	$100.3	5%	5%

Brazil revenue (1)	(35.4)	(84.1)	48.7

Adjusted operating revenue	$1,924.4	$1,775.4	$149.0	8%	8%

International
	Three Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$116.3	$125.9	$(9.6)	-8%	-6%

Brazil revenue (1)	-	(19.8)	19.8

Adjusted operating revenue	$116.3	$106.1	$10.2	10%	12%

	Twelve Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$492.9	$482.8	$10.1	2%	-1%

Brazil revenue (1)	(35.4)	(84.1)	48.7

Adjusted operating revenue	$457.5	$398.7	$58.8	15%	12%

Latin America
	Three Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$44.5	$60.4	$(15.9)	-26%	-23%

Brazil revenue (1)	-	(19.8)	19.8

Adjusted operating revenue	$44.5	$40.6	$3.9	10%	14%

	Twelve Months Ended December 31,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$208.8	$231.3	$(22.5)	-10%	-11%

Brazil revenue (1)	(35.4)	(84.1)	48.7

Adjusted operating revenue	$173.4	$147.2	$26.2	18%	17%

* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

13

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Income Tax Benefit – During the fourth quarter of 2011, the Company recorded a cumulative income tax benefit resulting from the recognition of an income tax deduction related to several prior years. Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2011, as compared to 2010, since an income tax benefit of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Loss on the deconsolidation of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with and into Boa Vista Servicos S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS. The Company recorded a $27.8 million loss on the transaction. Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2011, as compared to 2010, since a loss of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for an income tax benefit, the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense - We calculate these financial measures by excluding an income tax benefit, the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP. Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.

14